FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           Date of Report: May 9, 1995


                          THE CHALONE WINE GROUP, LTD.



Incorporated under the laws of    Commission File    IRS Employer Identification
   the State of California        Number: 0-13406        Number: 94-1696731



                          Principal Executive Offices:

                                621 Airpark Road
                                 Napa, CA 94558
                            Telephone: (707) 254-4200



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Item 5:   Other Events.

         On April 26, 1995, The Chalone Wine Group, Ltd. (the "Company"), reached agreement in principle with its two largest shareholders, Domaines Barons de Rothschild (Lafite) ("DBR") and Summus Financial, Inc. ("Summus"), for the infusion of substantial new equity into the Company and a restructuring of the Company's operational relationship with DBR. The agreement, which is subject to the achievement and execution of definitive agreements and the approval of the Company's shareholders, is memorialized in a certain "Summary of Terms," a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

         In summary, the agreement involves the following major points:

         1. The Company will offer to all of the holders of its outstanding 5% Convertible Subordinated Debentures Due 1999, in total face amount of $20,884,000, the right to convert those Debentures into shares of the Company's no par value common stock at a conversion price of $7.00. DBR has agreed so to convert its Debentures, totalling $12,384,000, thus receiving 1,769,143 shares of common stock.

         2. DBR and Summus will each contribute the sum of $2,500,002 in new equity to the Company, for the purchase of shares of common stock at a per-share price of $6.00, thus each receiving 416,667 shares of such stock. Additionally, each will receive warrants for the purchase of an additional 416,667 shares, at a unit price of $8.00.

         3. The Company will exchange 13,983 "ordinary shares" of stock of DBR, of the total 13,984 of such shares currently held by the Company, for a 23.5% partnership interest in Chateau Duhart-Milon, a subsidiary of DBR. The Company will continue to hold one "ordinary share" of DBR stock and will continue to have the right to nominate one director of DBR.

         4. The Company's Board of Directors will be increased in size from the current nine to eleven members. DBR and Summus, which currently have two and one designee(s), respectively, on the Company's Board, will each receive the right to nominate an additional director to one of the newly created seats.

         5. The existing "standstill agreement," by which DBR is restricted in its ability to acquire equity in the Company absent the Company's contemporaneous consent, will be terminated, with DBR agreeing not to increase its aggregate holding of the Company's stock above 49.9%, on a fully diluted basis, through December 31, 1999.




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Item 7:   Financial Statements and Exhibits.

         (a)    Financial statements.

                Financial statements pertaining to the Chateau Duhart-Milon element of the transaction will be filed within sixty days of this filing.

         (c)    Exhibits.

                1.    "Summary of Terms," dated April 26, 1995.

                2.    Press release, dated April 27, 1995.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

         Dated:  May 9, 1995.

                                              THE CHALONE WINE GROUP, LTD.



                                              By:   /s/ William L. Hamilton
                                                    William L. Hamilton
                                                    Executive Vice President and
                                                    Chief Financial Officer